UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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Washington Mutual, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

Washington Mutual, Inc. (the "Company") is filing a copy of a slide presentation dated April 2008 intended to be used in meetings with shareholders.

slide 1
Shareholder Presentation

slide 2
WaMu – Who We Are Complete focus on being a consumer and small business bank Deep roots as a mortgage lender Company started in Seattle in 1889 Made the first amortizing mortgage originated on the West Coast Thrift charter requires high concentration in mortgage loans Strong capital position and effective management enabled the company to avoid the issues of the thrift crisis of the 1980s Dramatic growth through acquisitions during the 1990s Highly concentrated in residential mortgage loans at the beginning of the decade (91% of total assets as of 12/31/00)

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WaMu – Who We’re Not Not an Investment Bank No leveraged buyout obligations or liquidity extended to third party asset backed commercial paper conduits No investment in asset backed commercial paper, structured investment vehicles (SIVs), or similar arbitrage vehicles No ABS collateralized debt obligations (CDOs) Minimal exposure to mortgage related residuals (subprime mortgage, home equity and Alt-A) Minimal exposure to warehouse mortgage lending Held-for-sale portfolio limited to conforming loans 93% of available-for-sale MBS is AAA-rated

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WaMu – Key Strategic Initiatives 2000 – 2004 Build out the national franchise Remix our balance sheet Increase fee income as a percent of total revenues 2005 – 2009 Grow the Retail Bank Expand multifamily and small commercial real estate lending (remix the balance sheet) Complete the Mortgage Banking turnaround Maintain good credit quality Achieve top tier productivity

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2005 Risk Reduction Steps Company communicated publicly the potential risk of high home values in July of 2005 and took the following steps to reduce risk: Decision to remain active as a home lender (even in the higher-margin products) but decided to sell the majority of our originations Sold 47 percent of loans in 2004 Sold 63 percent of loans in 2005 Sold higher-risk assets on the balance sheet: Sold nearly all 2004 and 2005 subprime retained interests in sold loans (residuals) Sold higher-risk residential loans through sale of $2.9 billion of Option ARMs from the investment portfolio Sale of nonperforming assets

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2006 Risk Reduction Steps Risk reduction steps taken during 2006 Sale of $2.5 billion of mortgage servicing assets ($140 billion of loans serviced) Continuously increased underwriting standards on subprime loans Identified $17.8 billion of medium-term adjustable-rate loans for sale (Sold Q1/07) Proactive Liquidity Management Diversified borrowings – first covered bond by US company in Europe Increased the percentage of liquid assets – primarily mortgage backed securities Continued to remix capital base Reduced FHLB advances 36% from ($68.8 billion at 12/31/05 to $44.3 billion at 12/31/06) – Hit a low of $21.4 billion at 6/30/07

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2007 Risk Reduction Steps Steps to reduce our subprime exposure in Q2/07 New, industry-leading subprime mortgage lending standards Effectively eliminated the 2/28 and 3/27 products Created a $2 billion subprime mortgage program for qualified borrowers facing escalating rates Industry leader in improving disclosures and enhanced outreach efforts Steps taken in Q4/07 Raised approximately $3 billion in convertible preferred stock Discontinued all remaining lending through our subprime mortgage channel Closed approximately 190 of 336 home loan centers and sales offices Closed nine Home Loans processing and call centers Eliminated approximately 2,600 Home Loans positions, or about 22 percent of the staff Eliminated approximately 550 corporate and other support positions Closed WaMu Capital Corp (institutional broker-dealer business) and our mortgage banker finance warehouse lending operation

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Rate of Housing Price Decline Accelerated in 2007 Unprecedented global secondary market illiquidity in second half of 2007 The rate of home price decline has accelerated in the fourth quarter of 2007 Prices are down 13% nationally in the top 20 MSAs since the July 2006 peak(1) National Los Angeles San Francisco Miami 7/06 100.0% 1 1 1 8/06 0.99835367 0.999817418 0.998116069 0.994502928 9/06 0.996513655 1.000328647 0.994210357 0.996047857 10/06 0.994625218 0.99930619 0.98984515 1.002083857 11/06 0.990945187 0.997078693 0.982585122 1.007077929 12/06 0.984553554 0.986050758 0.974727749 1.009125858 1/07 0.979614565 0.981121052 0.973119515 1.003916215 2/07 0.976031377 0.973635202 0.96852456 1.003952143 3/07 0.973319775 0.966149352 0.969948996 0.994826285 4/07 0.970995545 0.961694358 0.971695079 0.982754285 5/07 0.968961844 0.961073581 0.969030005 0.968346926 6/07 0.965669185 0.957166332 0.962551119 0.951711997 7/07 0.962134418 0.95249224 0.958691357 0.935544138 8/07 0.955597521 0.942377214 0.956439829 0.917220566 9/07 0.947511137 0.930399854 0.948674356 0.896813136 10/07 0.934437343 0.91108271 0.928318706 0.877914706 11/07 0.915020337 0.877962388 0.898267702 0.855064133 12/07 0.895845439 0.850940296 0.869503286 0.832500988 1/08 0.874733682 0.81946321 0.844598631 0.809830058

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Risk Reduction Recap Who we are: Consumer and small business bank Mission and history as a home lender Reduced mortgage credit risk Sold approximately 65% of all loans originated in 2005-2007 Reduced SFR loans by 20% between June 30, 2005 and 2007 Continuously tightened subprime underwriting standards Were a market leader in providing consumer outreach and refinancing programs for subprime loans Reduced mortgage market share (Q2/05 to Q2/07) #3 to #6 in total mortgage #5 to #11 in subprime

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WaMu - Pay for Performance Our emphasis: at-risk, performance-based compensation Drives creation of shareholder value 94% of CEO 2007 total direct compensation was at-risk (i.e., not fixed or guaranteed) 2007: demonstrates at-risk pay-for-performance Bonuses: 2007 payouts were 32.6% of target; CEO did not receive a bonus 2007 restricted stock awards: 67.4% forfeited Performance shares: zero payout (2005-07 cycle) Stock options: all outstanding options underwater

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2008 Equity Compensation 2008 emphasis: improve performance and restore shareholder value 2008 long-term equity incentive (LTI) compensation: directly linked to total shareholder return and stock price Alignment with shareholders: LTI represents at least 50% of total direct compensation to executives (over 70% for the CEO) 2008 LTI awards heavily weighted (100% for CEO) toward stock options that provide strong incentives to restore shareholder value through increased stock price by tying vesting to achieving stock price thresholds

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2008 Incentive Bonus Plan The 2008 incentive bonus plan drives business strategies aligned with shareholder interests To determine 2008 bonus payouts: Measure achievement on four operating performance measures that are critical to future growth and profitability Review other appropriate factors and evaluate performance in credit risk management and other strategic actions that impact overall profitability Evaluate individual performance Determination of final 2008 bonus payouts will align with pay-for-performance philosophy

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WaMu - Strong Corporate Governance We value strong corporate governance principles and adhere to the highest ethical standards Independent Board: 11 of the 13 nominees are independent; all but CEO are outside directors Outside directors are highly engaged Lead Independent Director and other outside directors communicate regularly with the Chairman All directors have a voice in setting agenda Outside directors meet in executive session at every Board meeting

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Engaged Board Oversight The Board and its committees are well-informed and exercise appropriate oversight Board reviews and approves annual strategic plan at a special, dedicated two-day meeting each year Agenda for strategic planning meeting is set by Governance Committee Finance Committee provides engaged oversight of credit, liquidity and market risks Heavy flow of information from management Active leadership of Ms. Pugh as committee chair Periodic “deep dives”: recent topics include Home Loans Portfolio and Liquidity and Capital

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Corporate Governance Best Practices The Board is proactive in Corporate Governance best practices Lead Independent Director: Assists Chairman in setting Board agendas Liaison between outside directors and Chairman Develops agenda for and chairs meetings of outside directors Has authority to call meetings of outside directors Has authority to recommend retention of advisors and consultants to report directly to the Board Joins Human Resources Committee Chair in delivering CEO performance review Adopted majority voting procedures in the bylaws De-classified the Board

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Corporate Governance Best Practices Committee level best practices/enhancements: Human Resources Committee adopted compensation consultant services pre-approval policy Increased Audit Committee Financial Experts by two in 2008 The Board welcomes and listens to the views of shareholders on key issues Majority voting – adopted majority voting procedures in bylaws; continuing dialogue Independent Chairman – the Board believes it should have the flexibility to choose any director as Chairman Governance Committee recruits and recommends all new directors to the Board

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Summary
Our Board has a strong track record of active oversight of risk management Our Board is well-informed and engaged
Executive compensation programs emphasize at-risk, performance-based compensation 2007 executive compensation results demonstrate that management compensation is tied to performance The Board values and exhibits strong corporate governance and has adopted best practices The Board urges shareholders to vote for all director nominees

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Important Additional Information
In connection with the solicitation of proxies, Washington Mutual, Inc. filed with theSecurities and Exchange Commission (the “SEC”) and mailed to shareholders a definitive proxy statement dated March 14, 2008 (the “Proxy Statement”). The Proxy Statement contains important information about Washington Mutual and its 2008 Annual Meeting of Shareholders. Shareholders are urged to read the Proxy Statement carefully. Shareholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Washington Mutual through the web site maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Washington Mutual by contacting Investor Relations in writing at Washington Mutual, Investor Relations, 1301 Second Avenue, WMC 2203, Seattle, WA 98101, or by phone at (206) 500-5200. The Proxy Statement and other SEC filings are also available at www.wamu.com/ir. The contents of the web sites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Shareholders may also call our solicitors if they have questions or need assistance voting their shares, or with requests for additional copies of the proxy materials: MacKenzie Partners, Inc. at (800) 322-2885 or Georgeson Inc. at (866) 328-5442. Cautionary Statements

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This presentation contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading “Factors That May Affect Future Results” in Washington Mutual’s 2007 Annual Report on Form 10-K which include: Volatile interest rates and their impact on the mortgage banking business; Credit risk; Operational risk; Risks related to credit card operations; Changes in the regulation of financial services companies, housing government-sponsored enterprises and credit card lenders; Competition from banking and nonbanking companies; General business, economic and market conditions; Reputational risk; Liquidity risk; and Valuation risk. There are other factors not described in our 2007 Form 10-K which are beyond the Company’s ability to anticipate or control that could cause results to differ. Cautionary Statements